FOR IMMEDIATE RELEASE

CONTACTS:
John Carlson, Alanco Technologies, Inc., 480-505-4869
Ira Weingarten, Equity Communications, 805-897-1880

Alanco Signs $500K Credit Line with Former Director

(Scottsdale, AZ – July 5, 2016) – Alanco Technologies, Inc. (OTCQB: ALAN) announced today the signing of a Loan Agreement with a $500,000 credit limit with the Anderson Family Trust, an entity controlled by Mr. Donald Anderson, a former director and longtime supporter of the company.

The loan has an interest rate of 7% per annum based on the outstanding balance.  In addition, the Anderson Family Trust receives a loan fee of $10,000 plus a warrant to purchase 140,000 shares of Alanco
Common Stock with 20,000 shares vesting immediately plus an additional 10,000 shares vesting for each month the credit line has an outstanding balance.  The exercise price per share is $0.50 per share for one half of each vested group and $1.00 per share for the other half of each vested group.  The credit line is secured by a portion of Alanco’s waste management assets that are presented as held for sale.

Alanco President and Chief Executive Officer John A. Carlson commented “Securing this credit line enhances the ability of the Company to complete the review of its strategic options, and make decisions that are in the best interest of Alanco shareholders.”

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND
UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS.  THESE RISKS AND UNCERTAINTIES
INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR OUR PRODUCTS OR SERVICES; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS;
DEVELOPMENT OF NEW TECHNOLOGIES; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY’S STRATEGIES; THE ABILITY TO
MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT
BANKING AGREEMENTS.

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